                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): August 15, 2002
                                                         ----------------


                           THE MED-DESIGN CORPORATION
                       -----------------------------------
                 (Exact Name of Registrant Specified in Charter)


         Delaware                       0-25852                  23-2771475
     ----------------            ---------------------       --------------
      (State or Other              (Commission File           (I.R.S. Employer
      Jurisdiction of                   Number)              Identification No.)
      Incorporation)

                    2810 Bunsen Avenue
                    Ventura, California                           93003
          --------------------------------------               -----------------
         (Address of Principal Executive Offices)                (Zip Code)


       Registrant's telephone number, including area code: (805) 339-0375
                                                           --------------



          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 9.  Regulation FD Disclosure.

         In response to certain recent inquiries, The Med-Design Corporation (the "Company") is providing the following disclosures:

         1. With respect to the arbitration proceedings instituted on July 19, 2002 involving the Company and Becton Dickinson and Company ("BD") to determine which of the royalty rates provided for in the Licensing Agreement between the Company and BD is payable to the Company for BD's Integra(TM) Syringe with Retracting Precision Glide, the Company currently estimates that the arbitration proceedings will take between nine and 12 months. However, this is merely an estimate and the actual duration of the arbitration proceedings can be shorter or longer due to factors not within the Company's control.

         2. As disclosed previously on a Statement of Changes in Beneficial Ownership on Form 4 filed with the Securities and Exchange Commission on August 12, 2002 by James M. Donegan, the Company's Chairman and Chief Executive Officer, 518,600 shares of the Company's common stock previously owned by Mr. Donegan were sold by Salomon Smith Barney Inc. and Merrill Lynch, collectively, in connection with bona-fide margin calls. No other shares of the Company's common stock held by Mr. Donegan are pledged.

         3. In light of current market prices for the Company's common stock, the Company is exploring the possibility of a stock buyback. There can be no assurance, however, that the Company will institute a buyback. If the Company determines to engage in a stock buyback program, it will make a public announcement.


                                      -2-
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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    THE MED-DESIGN CORPORATION
                                           (Registrant)


                                    By /s/ Joseph N. Bongiovanni, III
                                       -----------------------------------
                                       Joseph N. Bongiovanni, III
                                       Vice President and Secretary



Dated: August 15, 2002